Exhibit 10.27
UNDER ARMOUR, INC.

FISCAL YEAR 2025 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

WHEREAS, Under Armour, Inc. (the “Company”) has utilized various arrangements pursuant to which Non-Employee Directors of the Company have been compensated for their services as a director of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) wishes to align director compensation more directly with the shareholder’s interest;

WHEREAS, the Board has now determined the terms and conditions of the Under Armour, Inc. Fiscal Year 2025 Non-Employee Director Compensation Plan (the “Plan”) and wishes to formally establish the Plan;

NOW, THEREFORE, the Company through this instrument establishes the Under Armour, Inc. Fiscal Year 2025 Non-Employee Director Compensation Plan, in accordance with the terms as set forth herein, which plan is an amendment and restatement of the Fiscal Year 2024 Non-Employee Director Compensation Plan.

Section 1    Interpretation

1.1        Purposes

The purposes of the Plan are:

(a)    to develop a mechanism to compensate Non-Employee Directors for their services to the Company; and

(b)    to provide a financial incentive that will help the Company to attract and retain highly qualified individuals to serve as Non-Employee Directors of the Company.

1.2        Definitions

Wherever used in the Plan, unless otherwise defined, the following terms shall have the meanings set forth below:

(a)    “Affiliate” means a subsidiary, division or affiliate of the Company, as determined in accordance with Section 414(b), (c) or (m) of the Code.

(b)    “Award Agreement” means an award agreement by and between a Non-Employee Director and the Company, entered into pursuant to the terms of the Omnibus Incentive Plan.

(c)    “Audit Committee” means the Audit Committee of the Board of Directors.

(d)    “Board” or “Board of Directors” means those individuals who serve from time to time as the Board of Directors of the Company.

(e)    “Change in Control” has the meaning given to it in the Omnibus Incentive Plan.
(f)    “Chair” means any Independent Director appointed by the Board as Chair of the Board of Directors of the Company in accordance with the Company’s bylaws.

(g)    “Code” means the United States Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan, initially the Human Capital and Compensation Committee.

(i)    “Committee Chair” means the individual who chairs a committee or a sub-committee of the Board to which the Board has delegated authority with respect to certain functions, including the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance and Sustainability Committee and the Finance and Capital Planning Committee and any other committee or sub-committee established by the Board.

(j)    “Company” means Under Armour, Inc., a Maryland corporation, and any successor to all or substantially all of its assets or business.

(k)    “Corporate Governance and Sustainability Committee” means the Corporate Governance and Sustainability Committee of the Board of Directors.

(l)    “Disability” has the meaning given to it in the Omnibus Incentive Plan.

(m)    “Deferred Stock Unit” means an interest credited under the DSU Plan. Each DSU represents the Company’s obligation to issue one share of common stock in accordance with the terms of the DSU Plan.

(n)    “DSU Plan” means the Under Armour, Inc. 2006 Non-Employee Directors Deferred Stock Unit Plan, as amended and restated from time to time.

(o)    “Effective Date” of the Plan is April 1, 2024.

(p)    “Finance and Capital Planning Committee” means the Finance and Capital Planning Committee of the Board of Directors.

(q)    “Grant Date” means the date of an annual shareholder meeting; provided however, that with respect to an Initial Restricted Stock Unit Grant made to a Non-Employee Director in accordance with Section 4.1 below, “Grant Date” means the first day of the month coincident with or next following the date the Non-Employee Director commences Board service.

(r)    “Human Capital and Compensation Committee” means the Human Capital and Compensation Committee of the Board of Directors.

(s)    “Initial Restricted Stock Unit Grant” means an equity grant of RSUs representing the Company’s Class C Common Stock, $0.0003 1/3 par value per share, made under Section 4.1 of this Plan.
(t)    “Lead Director” means any Independent Director appointed by the Board to act as liaison between Directors, CEO and other members of Management.

(u)    “Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any Affiliate of the Company.

(v)    “Omnibus Incentive Plan” means the Under Armour, Inc. 2005 Omnibus Long-Term Incentive Plan, as amended and restated from time to time.

(w)    “Plan” means this Under Armour, Inc. Fiscal Year 2025 Non-Employee Director Compensation Plan, as amended and restated from time to time.

(x)    “Plan Year” means the fiscal year of the Company, which for the avoidance of doubt is the twelve month period beginning on April 1 of each year and ending on March 31 of the following year.

(y)    “RSU” means a restricted stock unit granted under the Omnibus Incentive Plan.

(z)    “Quarter” means each Company fiscal calendar quarter, which begins on April 1, July 1, October 1, and January 1 of each year.

(aa)    “Separation from Service” or “Separate from Service” means a Non-Employee Director ceasing to be a member of the Board for any reason, determined in accordance with Code Section 409A and the guidance issued thereunder, including Proposed Treas. Reg. Section 1.409A-1(h) (or any successor rule or regulation thereto).

Section 2    Eligibility

Each Non-Employee Director shall be eligible to participate in the Plan on the date he or she is first appointed or nominated to the Board, in accordance with its terms.

Section 3    Compensation

3.1        Annual Retainer

(a)    Subject to the other provisions of this Plan, each Non-Employee Director shall receive an annual retainer of Ninety Thousand Dollars ($90,000) in installments of Twenty-Two Thousand Five Hundred Dollars ($22,500) each Quarter, paid in arrears.

(b)    Non-Employee Directors who Separate from Service during a Quarter shall receive a pro-rata payment for that Quarter based on the number of days of service as a Board member in the Quarter.

(c)    A Non-Employee Director may elect to defer all of the value of the Annual Retainer as DSUs under the DSU Plan, in accordance with its terms.

3.2        Annual Retainer for Chair (if any)

(a)    The Chair shall receive an annual retainer of One Hundred and Seventy-Five Thousand Dollars ($175,000) in installments of Forty-Three Thousand Seven Hundred and Fifty Dollars ($43,750) each Quarter, paid in arrears.

(b)    The Chair may elect to defer all of the value of the Annual Retainer for the Chair as DSUs under the DSU Plan, in accordance with its terms.

3.3        Annual Retainer for Lead Director (if any)

(a)    The Lead Director shall receive an annual retainer of Fifty Thousand Dollars ($50,000) in installments of Twelve-Thousand Five Hundred ($12,500) each Quarter, paid in arrears.

(b)    Lead Director may elect to defer all of the value of the Annual Retainer for Lead Director as DSUs under the DSU Plan, in accordance with its terms.

3.4        Expenses

Each Non-Employee Director shall be reimbursed for his or her reasonable expenses incurred for attending meetings and otherwise acting on the Company’s behalf. To the extent that any reimbursement under the Plan provides for a “deferral of compensation” within the meaning of Section 409A of the Code, (a) the amount eligible for reimbursement in one calendar year may not affect the amount eligible for reimbursement in any other calendar year, (b) the right to reimbursement is not subject to liquidation or exchange for another benefit, and (c) any such reimbursement of an expense must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred

3.5        Committee Chairs

(a)    In addition to fees otherwise paid hereunder, each Committee Chair shall be paid a Committee Chair annual retainer, as follows:

Committee Chair            Annual Retainer

Audit Committee	$30,000
Human Capital and Compensation Committee	$25,000
Corporate Governance and Sustainability Committee	$22,500
Finance and Capital Planning Committee	$22,500

(b)    Whether the Committee Chair of an additional committee or sub-committee established by the Board is entitled to a Committee Chair annual retainer, and the amount of such retainer, if any, shall be determined by the Board, solely in its discretion.

(c)    Committee Chair annual retainer fees shall be paid in equal Quarterly payments, in arrears, and subject to the rules set forth at Section 3.1 (b) above.

(d)    A Non-Employee Director may elect to defer all of the value of the Committee Chair annual retainer as DSUs under the DSU Plan, in accordance with its terms.

3.6        Committee Member Fees

(a)    In addition to fees otherwise paid hereunder, each Non-Employee Director serving as a member of the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance and Sustainability Committee or the Finance and Capital Planning Committee (other than a Committee Chair) shall be paid a Committee member annual retainer per Committee of Ten Thousand Dollars ($10,000); provided, however, that the Chair will not be entitled to receive any Committee member annual retainer for service on any Committee.

(b)    Whether the Committee member of an additional committee or sub-committee established by the Board is entitled to a Committee member annual retainer, and the amount of such retainer, if any, shall be determined by the Board, solely in its discretion.

(c)    Committee member annual retainer fees shall be paid in equal Quarterly payments, in arrears, and subject to the rules set forth at Section 3.1 (b) above.

(d)    A Non-Employee Director may elect to defer all of the value of the Committee Member annual retainer as DSUs under the DSU Plan, in accordance with its terms.

Section 4    Equity Grants

4.1        Initial Restricted Stock Unit Grant

(a)    On the Grant Date applicable to Initial Restricted Stock Unit Grants, each new Non-Employee Director shall be granted an RSU with an equivalent value as of the Grant Date of One Hundred Thousand Dollars ($100,000).

(b)    RSUs will be granted under and pursuant to the terms of the Omnibus Incentive Plan and subject to the terms of an Award Agreement by and between each Non-Employee Director and the Company. Each RSU shall vest 1/3rd annually while the Non-Employee Director continues to serve as a Board member, starting with the first anniversary of the Grant Date. Upon vesting, each RSU shall be settled in the form of a DSU, and shall be deferred in accordance with the terms of the

DSU Plan. DSU interests shall be settled in the form of Company stock on the date that is six (6) months from the date the Board member incurs a Separation from Service and otherwise in accordance with Section 4 of the DSU Plan.

(c)    Non-Employee Directors who are Board Members on the Effective Date are not eligible for this RSU grant.

4.2        Annual Restricted Stock Unit Grant

Each Non-Employee Director who serves as a Board Member at the close of each annual shareholder meeting of the Company shall be awarded the number of RSUs representing the Company’s Class C Common Stock, $0.0003 1/3 par value per share, equivalent in value as of the Grant Date to One Hundred Fifty Thousand Dollars ($150,000). Annual RSUs shall 100% vest on the date of the next shareholder meeting following the Grant Date, if the Non-Employee Director is a Board member at that time. Upon vesting, each RSU shall be immediately settled in the form of a DSU, and shall be deferred in accordance with the terms of the DSU Plan. DSU interests shall be settled in the form of Company stock on the date that is six (6) months from the date the Board member incurs a Separation from Service, and otherwise in accordance with Section 4 of the DSU Plan.

4.3        Rules Applicable to Equity Grants

(a)    The Board, in its discretion, shall determine whether and to what extent a grant under Section 4.2 to a Non-Employee Director who begins service as a Board member other than at an annual shareholders meeting shall be prorated for the first year of Board service.

(b)    Notwithstanding anything contained herein to the contrary, all grants under this Section 4 shall 100% vest upon the death or Disability of a Non-Employee Director, or upon a Change in Control. Upon vesting pursuant to this Section 4.3(b), RSUs shall be settled in the form of shares of Company common stock (with fractional shares settled in cash), issued directly to the Non-Employee Director or his beneficiary, and shall not be settled as DSUs in the DSU Plan.

Section 5    General

5.1        Successors and Assigns

The Plan shall be binding on the Company and its successors and assigns and each Non-Employee Director and his or her heirs and legal representatives and on any receiver or trustee in bankruptcy or representative of creditors of the Company or Non-Employee Director, as the case may be.

5.2        Amendment or Termination of the Plan

The Board shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that an amendment to the Plan may be conditioned on the approval of the shareholders of the Company if and to the extent the Board determines that such approval is necessary or appropriate. No termination, amendment, or modification of the Plan shall adversely affect in any material way any award previously granted under the Plan, without the written consent of the affected Non-Employee Director.

5.3        Limitations on Rights of Non-Employee Directors

(a)    Any and all of the rights of the Non-Employee Directors respecting payments under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, nor shall they be pledged, encumbered or charged, and any attempt to do so shall be void.

(b)    Any liability of the Company to any Non-Employee Director with respect to receipt of payment under this Plan shall be based solely upon contractual obligations created by the Plan. Neither the Committee nor the Board shall be liable for any actions taken in accordance with the terms of the Plan.

5.4        Compliance with Law

The obligations of the Company with respect to payments hereunder are subject to compliance with all applicable laws and regulations. In connection with the Plan, each
Non-Employee Director shall comply with all applicable laws and regulations and shall furnish the Company with any and all information and undertakings as may be required to ensure compliance therewith.

5.5        Governing Law

The Plan shall be governed by and construed in accordance with the laws of Maryland. The Plan is also intended to comply with the requirements of section 409A of the Code, to the extent such section applies, and to the extent applicable, this Plan shall be interpreted in a manner consistent with that intent.

5.6        Administration

The Committee shall have complete discretionary authority and power to (a) construe, interpret and administer the Plan and any agreement or instrument entered into under the Plan, (b) establish, amend and rescind any rules and regulations relating to the Plan, (c) make any other determinations that the Committee deems necessary or desirable for the administration of the Plan, including without limitation decisions regarding eligibility to participate and the amount and value of any payment, and (d) delegate to other persons any duties and responsibilities relating to the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent the Committee deems, in its sole and absolute discretion, necessary or desirable. No member of the Committee shall be liable for any action or determination made in good faith. Any decision of the Committee with respect to the administration and interpretation of the Plan shall be binding and conclusive for all purposes and on all persons, including the Company, all Non-Employee Directors and any other person claiming an entitlement or benefit through any

Non-Employee Director. All expenses of administration of the Plan shall be borne by the Company.